F.N.B. Corporation Reports Record Revenue and Ten Percent Increase in Earnings Per Common Share

PITTSBURGH, Oct. 22, 2015 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) today reported third quarter 2015 results. Net income available to common shareholders for the third quarter of 2015 totaled $38.0 million, or $0.22 per diluted common share. Comparatively, third quarter of 2014 net income totaled $33.4 million, or $0.20 per diluted common share, and second quarter of 2015 net income totaled $38.1 million, or $0.22 per diluted common share. Operating results (non-GAAP measure) are presented in the table below.

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "The high-quality results reflect record total revenue, 10% growth in operating earnings per share and the continued execution of our corporate strategy. Our team accomplished a number of strategic initiatives during the quarter, most notably the announced acquisitions of Metro Bancorp, Inc. and the Fifth Third Pittsburgh branches, the successful conversion of the Bank of America branches, and the completion of a $100 million subordinated debt issuance. We are excited about these strategic accomplishments as they will better position FNB for long-term sustainable growth and will add significant scale to our existing franchise."

Quarterly Results Summary	3Q15	2Q15	3Q14
Reported Results
Net income available to common shareholders ($ in millions)	$38.0	$38.1	$33.4
Net income per diluted common share	$0.22	$0.22	$0.20

Operating Results (Non-GAAP)
Operating net income available to common shareholders ($ in millions)	$38.9	$38.4	$35.0
Operating net income per diluted common share	$0.22	$0.22	$0.21

Average Diluted Shares Outstanding (in 000's)	176,513	176,362	168,884

Third Quarter 2015 Highlights
(All comparisons are to the prior quarter, except as noted; Organic growth in loans and leases and deposits refers to growth excluding the benefit of initial balances obtained via acquisitions.)

  Total operating revenue was $168.2 million, an increase of $2.9 million, or 1.7%.
  Organic growth in total average loans and leases was $231 million, or 8.0% annualized, with average commercial loan and lease growth of $112 million, or 6.9% annualized, and average consumer loan growth of $117 million, or 9.3% annualized.
  Organic growth in total average deposits and customer repurchase agreements was $57 million, or 1.8% annualized, with average non-interest demand deposit growth of $104 million, or 14.9% annualized.
  The net interest margin was 3.39%, compared to 3.43%.  The core net interest margin was 3.38%, compared to 3.39%.
  The efficiency ratio was 55.6%, improved from 56.0% in the prior quarter and 56.7% in the third quarter of 2014.
  Credit quality results reflect favorable non-performing loan and delinquency levels.  For the originated portfolio, non-performing loans and other real estate owned (OREO) to total loans and leases and OREO was 0.99% at September 30, 2015, compared to 1.05% at June 30, 2015, and total originated delinquency to total loans and leases was 0.89% at September 30, 2015, compared to 0.86% at June 30, 2015.  Net originated charge-offs were 0.22% annualized of total average originated loans and leases, compared to 0.23% annualized in the second quarter of 2015 and 0.29% annualized in the third quarter of 2014.
  The tangible common equity to tangible assets ratio was 6.98% at September 30, 2015, an increase of 5 basis points from 6.93% at June 30, 3015.  The tangible book value per share increased $0.14 to $6.36 at September 30, 2015.

Third Quarter 2015 Results – Comparison to Prior Quarter
(All comparisons refer to the second quarter of 2015, except as noted)

Results include the impact from the acquisition of five Bank of America branches (BofA) on September 18, 2015.

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $127.2 million, increasing $1.6 million, or 1.3%, reflecting solid organic loan growth and one more day in the third quarter. The net interest margin was 3.39%, compared to 3.43% in the prior quarter. Excluding accretable yield adjustments, the third quarter core net interest margin narrowed by one basis point to 3.38%. The net interest margin narrowing continues to reflect origination yields lower than the portfolio yield due to the extended low interest rate and competitive environment.

Average loans and leases totaled $11.8 billion, and total average organic loan and lease growth totaled $231 million, or 8.0% annualized. Organic growth in average commercial loans and leases totaled $112 million, or 6.9% annualized, and organic growth in average consumer loans was $117 million, or 9.3% annualized. Commercial and consumer loan growth reflects market share gains in both metro and community markets through successful sales management and the increased number of prospects in an expanded footprint.

Average deposits and customer repurchase agreements totaled $12.7 billion. On an organic basis, average total deposits and customer repurchase agreements increased $57 million, or 1.8% annualized, led by $104 million of organic growth in average non-interest bearing demand deposits, partially offset by a decline in time deposits. On an organic basis, average total transaction deposits and customer repurchase agreements increased $84 million, or 3.3% annualized, reflecting seasonally higher average balances for business deposits. Total loans as a percentage of deposits and customer repurchase agreements were 91% at September 30, 2015.

Non-Interest Income
Non-interest income totaled $41.4 million, increasing $1.6 million, or 4.0%. The third quarter included positive results from mortgage banking, commercial swap fee revenues, service charges and insurance revenues, which were somewhat offset by slightly lower wealth management revenues. Mortgage banking results primarily reflect increased production volume in FNB's metro markets of Pittsburgh, Maryland and Cleveland and successful sales efforts from originators footprint wide. Wealth management revenues (trust income and securities commissions) decreased $0.5 million, reflecting seasonally lower securities commissions activity. Non-interest income represents 24% of total operating revenue.

Non-Interest Expense
Non-interest expense totaled $98.1 million, increasing $1.7 million, or 1.7%, reflecting a $1.4 million increase in salaries and benefits due to higher accruals for performance-based incentives and FDIC insurance expense. These items were mostly offset by lower outside professional services from successful vendor management initiatives, including a continued focus on negotiating contractual arrangements. The efficiency ratio continued to improve to 55.6%, compared to 56.0%.

Credit Quality
Credit quality metrics reflect a slight improvement in the ratio of non-performing loans and OREO to total loans and leases and OREO of 3 basis points to 0.90% at September 30, 2015, and 6 basis points for the originated portfolio to 0.99%. Originated delinquency was 0.89% at September 30, 2015, compared to 0.86% at June 30, 2015.

Net charge-offs for the third quarter totaled $5.7 million, or 0.19% annualized of total average loans and leases, compared to $6.2 million, or 0.22% annualized. For the originated portfolio, net charge-offs as a percentage of average originated loans and leases were 0.22% annualized, compared to 0.23% annualized. The ratio of the allowance for credit losses to total loans and leases increased slightly by 2 basis points to 1.15%. The provision for credit losses increased $1.9 million to $10.8 million, reflecting higher levels of originated loan growth in the quarter. For the originated portfolio, the allowance for credit losses to total originated loans and leases was 1.22%, compared to 1.21%. The ratio of the allowance for credit losses to originated total non-performing loans for the originated portfolio increased to 194.5%, compared to 181.8%.

Year-to-Date 2015 Results – Comparison to Prior Year-to-Date Period
(All comparisons refer to the first nine months of 2014, except as noted)

Results include the impact from the acquisition of five Bank of America branches (BofA) on September 18, 2015, the OBA Financial Services, Inc. (OBAF) acquisition on September 19, 2014, and the BCSB Bancorp, Inc. (BCSB) acquisition on February 15, 2014.

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $376.4 million, increasing $28.6 million, or 8.2%, primarily due to solid organic growth and the benefit from a full period of acquired balances. The net interest margin was 3.43%, compared to 3.62%. Excluding accretable yield adjustments, the core net interest margin was 3.40%, compared to 3.57%. The net interest margin narrowing reflects origination yields lower than the portfolio yield due to the extended low interest rate and competitive environment. Average earning assets grew $1.8 billion, or 14.0%, through consistent organic loan growth and the addition of OBAF and BCSB.

Average loans and leases totaled $11.5 billion, representing an increase of $1.4 billion, or 13.9%, reflecting strong organic average loan and lease growth of $1.1 billion, or 10.2%, and the full benefit of loans added with OBAF and BCSB. Average organic commercial loans and leases increased $519 million, or 8.7%, and average organic consumer loans increased $554 million, or 12.4%.

Average deposits and customer repurchase agreements totaled $12.5 billion, an increase of $0.8 billion, or 7.3%, including average organic growth of $463 million, or 3.8%. Organic growth in low-cost transaction deposit accounts and customer repurchase agreements was $694 million, or 7.5%, led by strong organic growth in average non-interest bearing demand deposits of $332 million, or 13.6%.

Non-Interest Income
Non-interest income totaled $119.3 million, increasing $0.5 million, or 0.4%, with the first nine months of 2014 including higher gains on the sale of securities of $11.1 million. Excluding net securities gains, non-interest income increased $11.6 million, or 10.8%, due to organic growth across several fee-based businesses. Mortgage banking revenues increased $4.5 million due to higher origination volume in 2015, commensurate with previous investments made to enhance the mortgage banking business. Wealth management revenues (trust income and securities commissions) increased $2.7 million, or 11.9%, driven by market share gains from an expanded footprint. Customer swap fee revenue reflected higher volume from commercial clients and the increased number of opportunities in Cleveland and Maryland.

Non-Interest Expense
Non-interest expense totaled $289.3 million, increasing $6.7 million, or 2.4%. Excluding merger and acquisition costs, non-interest expense increased $15.6 million, or 5.7%, due to the addition of the full operating costs of BCSB and OBAF. The efficiency ratio improved to 56.1% from 57.6%.

Credit Quality
Credit quality results reflect overall improvement from the prior-year period. The ratio of non-performing loans and OREO to total loans and leases and OREO improved 15 basis points to 0.90%, and for the originated portfolio, improved 26 basis points to 0.99%. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans and leases, improved 17 basis points to 0.89% at September 30, 2015, reflecting a $3.3 million, or 3.4%, reduction in total originated delinquency.

Net charge-offs totaled $17.5 million, or 0.20% annualized of total average loans and leases, compared to $18.8 million, or 0.25% annualized. For the originated portfolio, net charge-offs were $17.4 million, or 0.23% annualized of total average originated loans and leases, compared to $16.9 million, or 0.26% annualized. The ratio of the allowance for credit losses to total originated loans and leases was 1.22% at September 30, 2015, compared to 1.24%, with the change directionally consistent with the performance of the portfolio. The provision for credit losses for the originated portfolio totaled $29.1 million, compared to $ 26.6 million in the prior-year period, with the increase reflecting additional loan growth during the period.

Capital Position
The tangible common equity to tangible assets ratio was 6.98%, compared to 6.93% and 6.89% at June 30, 2015 and September 30, 2014, respectively. The tangible book value per common share increased to $6.36, from $6.22 and $5.91 at June 30, 2015 and September 30, 2014, respectively. The common dividend payout ratio for the third quarter of 2015 was 55.7%.

Conference Call
F.N.B. Corporation will host a conference call to discuss third quarter 2015 financial results on Thursday, October 22, 2015, at 11:30 a.m. Eastern Time. Participating callers may access the call by dialing (866) 652-5200 or (412) 317-6060 for international callers. Participants should ask to be joined into the F.N.B. Corporation call. The Webcast and presentation materials may be accessed through the "Shareholder and Investor Relations" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available shortly after the completion of the call on the day of the call until midnight ET on Thursday, October 29, 2015. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference call replay access code is 10073213. Following the call, a transcript of the call and the related presentation materials will be posted to the "Shareholder and Investor Relations" section of F.N.B. Corporation's Web site at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states, including three major metropolitan areas. It holds a top retail deposit market share in Pittsburgh, PA, Baltimore, MD, and Cleveland, OH. F.N.B. has total pro-forma assets (with the proposed merger of Metro Bancorp, Inc.) of $19.8 billion and more than 300 banking offices throughout Pennsylvania, Maryland, Ohio and West Virginia. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network, which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Non-GAAP Financial Measures
F.N.B. Corporation uses certain non-GAAP financial measures, such as operating net income available to common shareholders, operating net income per diluted common share, net interest income on a fully taxable equivalent basis (FTE), core net interest margin, tangible book value per common share and ratio of tangible common equity to tangible assets, to provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and to facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures are included in the tables at the end of this release under the caption "Non-GAAP Financial Measures."

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and the related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The impact of federal regulatory agencies that have oversight or review of F.N.B. Corporation's business and securities activities.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Slowing or reversal of the rate of growth in the economy and employment levels and other economic factors that affect our liquidity and the performance of our loan portfolio, particularly in the markets in which we operate.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
   Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities.  Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management.  These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles.  We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    Results of the regulatory examination and supervisory process.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act, Volcker rule, Dodd-Frank stress testing rules, DFAST and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and our operational or security systems or infrastructure, or those of third-party vendors or other service providers, and rapid technological developments and changes.
  Business and operating results are affected by judgments and assumptions in our analytical and forecasting models, our reliance on the advice of experienced outside advisors and our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  As demonstrated by our acquisitions, we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits.  These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost or difficulties involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios; the extent of deposit attrition; and the potential dilutive effect to our current shareholders.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.  Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance, and the competitive and regulatory landscape.  Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding these and other factors in our 2014 Form 10-K, including the Risk Factors section of that report, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				3Q15 -	3Q15 -
	2015		2014	2Q15	3Q14
	Third	Second	Third	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$137,197	$135,448	$131,566	1.3	4.3
Interest expense	11,996	11,681	10,947	2.7	9.6
Net interest income	125,201	123,767	120,619	1.2	3.8
Taxable equivalent adjustment	1,950	1,805	1,790	8.0	9.0
Net interest income (FTE) (1)	127,151	125,572	122,409	1.3	3.9
Provision for credit losses	10,777	8,864	11,197	21.6	-3.7
Net interest income after provision (FTE)	116,374	116,708	111,212	-0.3	4.6

Service charges	18,628	17,514	17,742	6.4	5.0
Trust income	5,210	5,432	4,868	-4.1	7.0
Insurance commissions and fees	4,423	3,559	4,169	24.3	6.1
Securities commissions and fees	3,304	3,597	3,132	-8.1	5.5
Mortgage banking operations	2,424	2,516	1,078	-3.7	124.8
Net securities gains	314	14	1,178	n/m	n/m
Other	7,056	7,120	5,385	-0.9	31.0
Total non-interest income	41,359	39,752	37,552	4.0	10.1

Salaries and employee benefits	51,759	50,431	48,981	2.6	5.7
Occupancy and equipment	16,194	16,170	15,359	0.1	5.4
FDIC insurance	3,158	2,783	3,206	13.5	-1.5
Amortization of intangibles	2,034	1,999	2,455	1.8	-17.1
Other real estate owned	1,299	1,580	816	-17.8	59.3
Merger, acquisition and severance-related	1,312	371	2,513	n/m	n/m
Other	22,393	23,165	22,517	-3.3	-0.6
Total non-interest expense	98,149	96,499	95,847	1.7	2.4

Income before income taxes	59,584	59,961	52,917	-0.6	12.6
Taxable equivalent adjustment	1,950	1,805	1,790	8.0	9.0
Income taxes	17,581	18,025	15,736	-2.5	11.7
Net income	40,053	40,131	35,391	-0.2	13.2
Preferred stock dividends	2,010	2,010	2,010
Net income available to common stockholders	$38,043	$38,121	$33,381	-0.2	14.0

Earnings per common share:
Basic	$0.22	$0.22	$0.20	0.0	10.0
Diluted	$0.22	$0.22	$0.20	0.0	10.0

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$38,043	$38,121	$33,381
Net gain on sale of pooled TPS and other securities, net of tax	0	0	0
Merger, acquisition and severance costs, net of tax	853	241	1,633
Other net non-recurring items	0	0	0
Operating net income available to common stockholders	$38,896	$38,362	$35,014	1.4	11.1

Operating diluted earnings per common share:
Diluted earnings per common share	$0.22	$0.22	$0.20
Effect of net gain on sale of pooled TPS and other securities, net of tax	0.00	0.00	0.00
Effect of merger, acquisition and severance costs, net of tax	0.00	0.00	0.01
Effect of other net non-recurring items	0.00	0.00	0.00
Operating diluted earnings per common share	$0.22	$0.22	$0.21	0.0	4.8

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,		Percent
Statement of earnings	2015	2014	Variance
Interest income	$406,014	$373,886	8.6
Interest expense	35,125	31,250	12.4
Net interest income	370,889	342,636	8.2
Taxable equivalent adjustment	5,538	5,203	6.4
Net interest income (FTE) (1)	376,427	347,839	8.2
Provision for credit losses	27,777	28,608	-2.9
Net interest income after provision (FTE)	348,650	319,231	9.2

Service charges	51,959	50,452	3.0
Trust income	15,803	14,494	9.0
Insurance commissions and fees	12,351	12,805	-3.5
Securities commissions and fees	9,958	8,525	16.8
Mortgage banking operations	6,739	2,220	203.6
Net securities gains	319	11,415	n/m
Other	22,164	18,902	17.3
Total non-interest income	119,293	118,812	0.4

Salaries and employee benefits	151,459	144,469	4.8
Occupancy and equipment	48,988	45,985	6.5
FDIC insurance	9,630	9,599	0.3
Amortization of intangibles	6,148	7,199	-14.6
Other real estate owned	3,788	2,517	50.5
Merger, acquisition and severance-related	1,683	10,593	n/m
Other	67,607	62,235	8.6
Total non-interest expense	289,303	282,597	2.4

Income before income taxes	178,640	155,446	14.9
Taxable equivalent adjustment	5,538	5,203	6.4
Income taxes	52,575	45,497	15.6
Net income	120,527	104,746	15.1
Preferred stock dividends	6,030	6,342
Net income available to common stockholders	$114,497	$98,404	16.4

Earnings per common share:
Basic	$0.65	$0.60	10.0
Diluted	$0.65	$0.59	10.2

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$114,497	$98,404
Net gain on sale of pooled TPS and other securities, net of tax	0	(6,150)
Merger, acquisition and severance costs, net of tax	1,094	6,885
Other net non-recurring items	0	0
Operating net income available to common stockholders	$115,591	$99,139	16.6

Operating diluted earnings per common share:
Diluted earnings per common share	$0.65	$0.59
Effect of net gain on sale of pooled TPS and other securities, net of tax	0.00	(0.04)
Effect of merger, acquisition and severance costs, net of tax	0.01	0.04
Effect of other net non-recurring items	0.00	0.00
Operating diluted earnings per common share	$0.66	$0.59	10.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				3Q15 -	3Q15 -
	2015		2014	2Q15	3Q14
	Third	Second	Third	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$208,560	$196,189	$205,062	6.3	1.7
Interest bearing deposits with banks	50,206	41,290	32,906	21.6	52.6
Cash and cash equivalents	258,766	237,479	237,968	9.0	8.7
Securities available for sale	1,578,526	1,618,620	1,439,735	-2.5	9.6
Securities held to maturity	1,526,290	1,518,060	1,475,552	0.5	3.4
Residential mortgage loans held for sale	3,575	6,711	4,431	-46.7	-19.3
Loans and leases, net of unearned income	11,873,645	11,626,787	10,967,860	2.1	8.3
Allowance for credit losses	(136,183)	(131,141)	(120,601)	3.8	12.9
Net loans and leases	11,737,462	11,495,646	10,847,259	2.1	8.2
Premises and equipment, net	161,689	167,010	166,661	-3.2	-3.0
Goodwill	834,141	831,333	829,271	0.3	0.6
Core deposit and other intangible assets, net	46,417	45,057	50,017	3.0	-7.2
Bank owned life insurance	306,061	304,318	299,828	0.6	2.1
Other assets	383,146	374,367	406,323	2.3	-5.7
Total Assets	$16,836,073	$16,598,601	$15,757,045	1.4	6.8

Liabilities
Deposits:
Non-interest bearing demand	$2,911,435	$2,813,488	$2,647,081	3.5	10.0
Interest bearing demand	5,558,322	5,226,703	4,551,241	6.3	22.1
Savings	1,736,350	1,730,359	1,574,187	0.3	10.3
Certificates and other time deposits	2,553,629	2,587,577	2,679,584	-1.3	-4.7
Total Deposits	12,759,736	12,358,127	11,452,093	3.2	11.4
Short-term borrowings	1,287,302	1,507,582	1,601,167	-14.6	-19.6
Long-term borrowings	542,653	542,578	541,422	0.0	0.2
Other liabilities	151,633	124,543	157,230	21.8	-3.6
Total Liabilities	14,741,324	14,532,830	13,751,912	1.4	7.2

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	1,766	1,765	1,747	0.0	1.0
Additional paid-in capital	1,805,926	1,803,347	1,791,674	0.1	0.8
Retained earnings	227,287	210,422	159,812	8.0	42.2
Accumulated other comprehensive loss	(34,397)	(43,953)	(40,451)	-21.7	-15.0
Treasury stock	(12,715)	(12,692)	(14,531)	0.2	-12.5
Total Stockholders' Equity	2,094,749	2,065,771	2,005,133	1.4	4.5
Total Liabilities and Stockholders' Equity	$16,836,073	$16,598,601	$15,757,045	1.4	6.8

Selected average balances
Total assets	$16,732,310	$16,457,166	$15,217,695	1.7	10.0
Earning assets	14,936,867	14,661,142	13,398,703	1.9	11.5
Interest bearing deposits with banks	75,208	75,955	54,223	-1.0	38.7
Securities	3,088,987	3,045,009	2,796,369	1.4	10.5
Residential mortgage loans held for sale	8,967	8,049	3,330	11.4	169.3
Loans and leases, net of unearned income	11,763,705	11,532,129	10,544,781	2.0	11.6
Allowance for credit losses	134,206	131,431	120,226	2.1	11.6
Goodwill and intangibles	876,513	875,314	856,795	0.1	2.3
Deposits and customer repurchase agreements (6)	12,658,134	12,579,811	11,925,256	0.6	6.1
Short-term borrowings	1,309,639	1,127,376	723,048	16.2	81.1
Long-term borrowings	542,720	541,992	480,924	0.1	12.8
Total stockholders' equity	2,082,043	2,066,024	1,927,727	0.8	8.0
Preferred stockholders' equity	106,882	106,882	106,882	0.0	0.0

Common stock data
Average diluted shares outstanding	176,512,832	176,361,840	168,884,127	0.1	4.5
Period end shares outstanding	175,363,439	175,286,980	173,495,767	0.0	1.1
Book value per common share	$11.34	$11.18	$10.94	1.4	3.6
Tangible book value per common share (4)	$6.36	$6.22	$5.91	2.2	7.5
Dividend payout ratio (common)	55.67%	55.51%	60.25%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,		Percent
Balance Sheet (at period end)	2015	2014	Variance
Assets
Cash and due from banks	$208,560	$205,062	1.7
Interest bearing deposits with banks	50,206	32,906	52.6
Cash and cash equivalents	258,766	237,968	8.7
Securities available for sale	1,578,526	1,439,735	9.6
Securities held to maturity	1,526,290	1,475,552	3.4
Residential mortgage loans held for sale	3,575	4,431	-19.3
Loans and leases, net of unearned income	11,873,645	10,967,860	8.3
Allowance for credit losses	(136,183)	(120,601)	12.9
Net loans and leases	11,737,462	10,847,259	8.2
Premises and equipment, net	161,689	166,661	-3.0
Goodwill	834,141	829,271	0.6
Core deposit and other intangible assets, net	46,417	50,017	-7.2
Bank owned life insurance	306,061	299,828	2.1
Other assets	383,146	406,323	-5.7
Total Assets	$16,836,073	$15,757,046	6.8

Liabilities
Deposits:
Non-interest bearing demand	$2,911,435	$2,647,081	10.0
Interest bearing demand	5,558,322	4,551,241	22.1
Savings	1,736,350	1,574,187	10.3
Certificates and other time deposits	2,553,629	2,679,584	-4.7
Total Deposits	12,759,736	11,452,092	11.4
Short-term borrowings	1,287,302	1,601,167	-19.6
Long-term borrowings	542,653	541,422	0.2
Other liabilities	151,633	157,230	-3.6
Total Liabilities	14,741,324	13,751,911	7.2

Stockholders' Equity
Preferred Stock	106,882	106,882	0.0
Common stock	1,766	1,747	1.0
Additional paid-in capital	1,805,926	1,791,674	0.8
Retained earnings	227,287	159,812	42.2
Accumulated other comprehensive loss	(34,397)	(40,451)	-15.0
Treasury stock	(12,715)	(14,531)	-12.5
Total Stockholders' Equity	2,094,749	2,005,132	4.5
Total Liabilities and Stockholders' Equity	$16,836,073	$15,757,044	6.8

Selected average balances
Total assets	$16,447,713	$14,643,776	12.3
Earning assets	14,650,785	12,854,620	14.0
Interest bearing deposits with banks	75,622	48,743	55.1
Securities	3,039,635	2,682,596	13.3
Residential mortgage loans held for sale	7,298	3,636	100.7
Loans and leases, net of unearned income	11,528,230	10,119,645	13.9
Allowance for credit losses	131,465	114,576	14.7
Goodwill and intangibles	876,009	848,942	3.2
Deposits and customer repurchase agreements (6)	12,534,584	11,685,675	7.3
Short-term borrowings	1,164,588	556,347	109.3
Long-term borrowings	542,091	367,579	47.5
Total stockholders' equity	2,062,930	1,886,386	9.4
Preferred stockholders' equity	106,882	106,882	0.0

Common stock data
Average diluted shares outstanding	176,200,142	166,924,843	5.6
Period end shares outstanding	175,363,439	173,495,767	1.1
Book value per common share	$11.34	$10.94	3.6
Tangible book value per common share (4)	$6.36	$5.91	7.5
Dividend payout ratio (common)	55.31%	61.21%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				3Q15 -	3Q15 -
	2015		2014	2Q15	3Q14
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Performance ratios
Return on average equity	7.63%	7.79%	7.28%
Return on average tangible equity (2) (4)	13.53%	13.87%	13.61%
Return on average tangible common equity (2) (4)	14.12%	14.49%	14.29%
Return on average assets	0.95%	0.98%	0.92%
Return on average tangible assets (3) (4)	1.03%	1.07%	1.02%
Net interest margin (FTE) (1)	3.39%	3.43%	3.63%
Yield on earning assets (FTE) (1)	3.70%	3.75%	3.96%
Cost of interest-bearing liabilities	0.41%	0.41%	0.41%
Cost of funds	0.33%	0.33%	0.33%
Efficiency ratio (FTE) (1) (5)	55.59%	55.99%	56.72%
Effective tax rate	30.50%	30.99%	30.78%

Capital ratios
Equity / assets (period end)	12.44%	12.45%	12.73%
Leverage ratio	8.19%	8.24%	8.69%
Tangible equity / tangible assets (period end) (4)	7.65%	7.61%	7.61%
Tangible common equity / tangible assets (period end) (4)	6.98%	6.93%	6.89%

Balances at period end
Loans and Leases:
Commercial real estate	$3,949,246	$3,852,607	$3,790,164	2.5	4.2
Commercial and industrial	2,491,355	2,453,868	2,247,605	1.5	10.8
Commercial leases	199,130	190,881	171,615	4.3	16.0
Commercial loans and leases	6,639,731	6,497,356	6,209,384	2.2	6.9
Direct installment	1,692,638	1,676,349	1,579,312	1.0	7.2
Residential mortgages	1,386,386	1,350,502	1,231,796	2.7	12.6
Indirect installment	974,028	942,801	805,836	3.3	20.9
Consumer LOC	1,127,002	1,118,970	1,087,271	0.7	3.7
Other	53,860	40,809	54,261	32.0	-0.7
Total loans and leases	$11,873,645	$11,626,787	$10,967,860	2.1	8.3

Deposits:
Non-interest bearing deposits	$2,911,435	$2,813,488	$2,647,081	3.5	10.0
Interest bearing demand	5,558,322	5,226,703	4,551,241	6.3	22.1
Savings	1,736,350	1,730,359	1,574,187	0.3	10.3
Certificates of deposit and other time deposits	2,553,629	2,587,577	2,679,584	-1.3	-4.7
Total deposits	12,759,736	12,358,127	11,452,093	3.2	11.4
Customer repurchase agreements (6)	256,320	212,380	857,217	20.7	-70.1
Total deposits and customer repurchase agreements (6)	$13,016,056	$12,570,507	$12,309,310	3.5	5.7

Average balances
Loans and Leases:
Commercial real estate	$3,910,226	$3,855,761	$3,614,717	1.4	8.2
Commercial and industrial	2,472,612	2,425,800	2,175,751	1.9	13.6
Commercial leases	197,907	186,918	168,865	5.9	17.2
Commercial loans and leases	6,580,745	6,468,479	5,959,333	1.7	10.4
Direct installment	1,687,477	1,665,245	1,548,224	1.3	9.0
Residential mortgages	1,365,253	1,313,181	1,160,826	4.0	17.6
Indirect installment	959,954	924,463	764,585	3.8	25.6
Consumer LOC	1,121,294	1,113,621	1,053,739	0.7	6.4
Other	48,982	47,140	58,074	3.9	-15.7
Total loans and leases	$11,763,705	$11,532,129	$10,544,781	2.0	11.6

Deposits:
Non-interest bearing deposits	$2,886,933	$2,776,955	$2,524,568	4.0	14.4
Interest bearing demand	5,238,598	4,746,091	4,398,565	10.4	19.1
Savings	1,730,818	1,744,837	1,575,775	-0.8	9.8
Certificates of deposit and other time deposits	2,565,215	2,588,778	2,653,535	-0.9	-3.3
Total deposits	12,421,564	11,856,661	11,152,443	4.8	11.4
Customer repurchase agreements (6)	236,570	723,150	772,813	-67.3	-69.4
Total deposits and customer repurchase agreements (6)	$12,658,134	$12,579,811	$11,925,256	0.6	6.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
	2015	2014	Variance
Performance ratios
Return on average equity	7.81%	7.42%
Return on average tangible equity (2) (4)	13.94%	14.01%
Return on average tangible common equity (2) (4)	14.57%	14.70%
Return on average assets	0.98%	0.96%
Return on average tangible assets (3) (4)	1.07%	1.06%
Net interest margin (FTE) (1)	3.43%	3.62%
Yield on earning assets (FTE) (1)	3.75%	3.94%
Cost of interest-bearing liabilities	0.41%	0.41%
Cost of funds	0.33%	0.33%
Efficiency ratio (FTE) (1) (5)	56.05%	57.62%
Effective tax rate	30.37%	30.28%

Capital ratios
Equity / assets (period end)	12.44%	12.73%
Leverage ratio	8.19%	8.69%
Tangible equity / tangible assets (period end) (4)	7.65%	7.61%
Tangible common equity / tangible assets (period end) (4)	6.98%	6.89%

Balances at period end
Loans and Leases:
Commercial real estate	$3,949,246	$3,790,164	4.2
Commercial and industrial	2,491,355	2,247,605	10.8
Commercial leases	199,130	171,615	16.0
Commercial loans and leases	6,639,731	6,209,384	6.9
Direct installment	1,692,638	1,579,312	7.2
Residential mortgages	1,386,386	1,231,796	12.6
Indirect installment	974,028	805,836	20.9
Consumer LOC	1,127,002	1,087,271	3.7
Other	53,860	54,261	-0.7
Total loans and leases	$11,873,645	$10,967,859	8.3

Deposits:
Non-interest bearing deposits	$2,911,435	$2,647,081	10.0
Interest bearing demand	5,558,322	4,551,241	22.1
Savings	1,736,350	1,574,187	10.3
Certificates of deposit and other time deposits	2,553,629	2,679,584	-4.7
Total deposits	12,759,736	11,452,092	11.4
Customer repurchase agreements (6)	256,320	857,217	-70.1
Total deposits and customer repurchase agreements (6)	$13,016,056	$12,309,309	5.7

Average balances
Loans and Leases:
Commercial real estate	$3,853,653	$3,487,313	10.5
Commercial and industrial	2,415,242	2,049,510	17.8
Commercial leases	187,656	164,349	14.2
Commercial loans and leases	6,456,551	5,701,172	13.2
Direct installment	1,666,837	1,500,071	11.1
Residential mortgages	1,316,934	1,134,528	16.1
Indirect installment	926,614	711,313	30.3
Consumer LOC	1,114,905	1,021,912	9.1
Other	46,389	50,650	-8.4
Total loans and leases	$11,528,230	$10,119,645	13.9

Deposits:
Non-interest bearing deposits	$2,768,012	$2,375,062	16.5
Interest bearing demand	4,889,508	4,267,539	14.6
Savings	1,697,732	1,548,791	9.6
Certificates of deposit and other time deposits	2,584,719	2,694,813	-4.1
Total deposits	11,939,971	10,886,205	9.7
Customer repurchase agreements (6)	594,613	799,470	-25.6
Total deposits and customer repurchase agreements (6)	$12,534,584	$11,685,675	7.3

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				3Q15 -	3Q15 -
	2015		2014	2Q15	3Q14
	Third	Second	Third	Percent	Percent
Asset Quality Data	Quarter	Quarter	Quarter	Variance	Variance
Non-Performing Assets
Non-performing loans (7)
Non-accrual loans	$47,298	$45,396	$55,095	4.2	-14.2
Restructured loans	21,221	22,916	21,797	-7.4	-2.6
Non-performing loans	68,519	68,312	76,892	0.3	-10.9
Other real estate owned (8)	38,931	40,190	39,040	-3.1	-0.3
Total non-performing assets	$107,450	$108,502	$115,932	-1.0	-7.3

Non-performing loans / total loans and leases	0.58%	0.59%	0.70%
Non-performing loans / total originated loans and
and leases (9)	0.63%	0.67%	0.83%
Non-performing loans + OREO / total loans and
leases + OREO	0.90%	0.93%	1.05%
Non-performing loans + OREO / total originated
loans and leases + OREO (9)	0.99%	1.05%	1.25%
Non-performing assets / total assets	0.64%	0.65%	0.74%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (9)
Balance at beginning of period	$124,196	$121,247	$111,188	2.4	11.7
Provision for credit losses	11,287	8,744	9,860	29.1	14.5
Net loan charge-offs	(5,864)	(5,795)	(6,479)	1.2	-9.5
Allowance for credit losses (originated portfolio) (9)	129,619	124,196	114,569	4.4	13.1

Allowance for credit losses (acquired portfolio) (10)
Balance at beginning of period	6,945	7,252	5,560
Provision for credit losses	(510)	120	1,337
Net loan recoveries/(charge-offs)	129	(427)	(865)
Allowance for credit losses (acquired portfolio) (10)	6,564	6,945	6,032	-5.5	8.8

Total allowance for credit losses	$136,183	$131,141	$120,601	3.8	12.9

Allowance for credit losses / total loans and leases	1.15%	1.13%	1.10%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (9)	1.22%	1.21%	1.24%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (7)	194.46%	181.81%	149.00%
Net loan charge-offs (annualized) / total average loans
and leases	0.19%	0.22%	0.28%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (9)	0.22%	0.23%	0.29%

Delinquency - Originated Portfolio (9)
Loans 30-89 days past due	$43,330	$36,581	$35,899	18.4	20.7
Loans 90+ days past due	6,000	5,917	7,085	1.4	-15.3
Non-accrual loans	45,436	45,396	55,095	0.1	-17.5
Total past due and non-accrual loans	$94,766	$87,894	$98,079	7.8	-3.4

Total past due and non-accrual loans / total originated loans	0.89%	0.86%	1.06%

Memo item:
Delinquency - Acquired Portfolio (10) (11)
Loans 30-89 days past due	$21,604	$20,838	$29,191	3.7	-26.0
Loans 90+ days past due	28,551	30,154	39,236	-5.3	-27.2
Non-accrual loans	1,862	0	0	n/m	n/m
Total past due and non-accrual loans	$52,017	$50,992	$68,427	2.0	-24.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
Asset Quality Data	2015	2014	Variance
Non-Performing Assets
Non-performing loans (7)
Non-accrual loans	$47,298	$55,095	-14.2
Restructured loans	21,221	21,797	-2.6
Non-performing loans	68,519	76,892	-10.9
Other real estate owned (8)	38,931	39,040	-0.3
Total non-performing assets	$107,450	$115,932	-7.3

Non-performing loans / total loans and leases	0.58%	0.70%
Non-performing loans / total originated loans and
and leases (9)	0.63%	0.83%
Non-performing loans + OREO / total loans and
leases + OREO	0.90%	1.05%
Non-performing loans + OREO / total originated
loans and leases + OREO (9)	0.99%	1.25%
Non-performing assets / total assets	0.64%	0.74%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (9)
Balance at beginning of period	$117,952	$104,884	12.5
Provision for credit losses	29,097	26,616	9.3
Net loan charge-offs	(17,430)	(16,931)	2.9
Allowance for credit losses (originated portfolio) (9)	129,619	114,569	13.1

Allowance for credit losses (acquired portfolio) (10)
Balance at beginning of period	7,974	5,900
Provision for credit losses	(1,320)	1,992
Net loan charge-offs	(90)	(1,860)
Allowance for credit losses (acquired portfolio) (10)	6,564	6,032	8.8

Total allowance for credit losses	$136,183	$120,601	12.9

Allowance for credit losses / total loans and leases	1.15%	1.10%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (9)	1.22%	1.24%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (7)	194.46%	149.00%
Net loan charge-offs (annualized) / total average loans
and leases	0.20%	0.25%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (9)	0.23%	0.26%

Delinquency - Originated Portfolio (9)
Loans 30-89 days past due	$43,330	$35,899	20.7
Loans 90+ days past due	6,000	7,085	-15.3
Non-accrual loans	45,436	55,095	-17.5
Total past due and non-accrual loans	$94,766	$98,079	-3.4

Total past due and non-accrual loans / total originated loans	0.89%	1.06%

Memo item:
Delinquency - Acquired Portfolio (10) (11)
Loans 30-89 days past due	$21,604	$29,191	-26.0
Loans 90+ days past due	28,551	39,236	-27.2
Non-accrual loans	1,862	0	n/m
Total past due and non-accrual loans	$52,017	$68,427	-24.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2015
	Third Quarter			Second Quarter
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$75,208	$30	0.16%	$75,955	$28	0.15%
Taxable investment securities (12)	2,870,378	14,577	2.03%	2,855,637	14,467	2.03%
Non-taxable investment securities (13)	218,609	2,624	4.80%	189,372	2,283	4.82%
Residential mortgage loans held for sale	8,967	74	3.30%	8,049	119	5.93%
Loans and leases (13) (14)	11,763,705	121,842	4.11%	11,532,129	120,356	4.19%
Total Interest Earning Assets (13)	14,936,867	139,147	3.70%	14,661,142	137,253	3.75%
Cash and due from banks	199,115			192,987
Allowance for loan losses	(134,206)			(131,431)
Premises and equipment	162,103			169,098
Other assets	1,568,431			1,565,370
Total Assets	$16,732,310			$16,457,166

Liabilities
Deposits:
Interest-bearing demand	$5,238,598	2,241	0.17%	$4,746,091	1,946	0.16%
Savings	1,730,818	198	0.05%	1,744,837	193	0.04%
Certificates and other time	2,565,215	5,509	0.85%	2,588,778	5,497	0.85%
Customer repurchase agreements	236,570	113	0.19%	723,150	391	0.21%
Other short-term borrowings	1,309,639	1,673	0.50%	1,127,376	1,403	0.50%
Long-term borrowings	542,720	2,262	1.65%	541,992	2,251	1.67%
Total Interest Bearing Liabilities (13)	11,623,560	11,996	0.41%	11,472,224	11,681	0.41%
Non-interest bearing demand deposits	2,886,933			2,776,955
Other liabilities	139,774			141,963
Total Liabilities	14,650,267			14,391,142
Stockholders' equity	2,082,043			2,066,024
Total Liabilities and Stockholders' Equity	$16,732,310			$16,457,166

Net Interest Earning Assets	$3,313,307			$3,188,918

Net Interest Income (FTE)		127,151			125,572
Tax Equivalent Adjustment		(1,950)			(1,783)
Net Interest Income		$125,201			$123,789

Net Interest Spread			3.30%			3.34%
Net Interest Margin (13)			3.39%			3.43%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2014
	Third Quarter
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$54,223	$23	0.17%
Taxable investment securities (12)	2,636,572	13,711	2.08%
Non-taxable investment securities (13)	159,797	2,086	5.22%
Residential mortgage loans held for sale	3,330	62	7.44%
Loans and leases (13) (14)	10,544,781	117,474	4.43%
Total Interest Earning Assets (13)	13,398,703	133,356	3.96%
Cash and due from banks	199,157
Allowance for loan losses	(120,226)
Premises and equipment	163,368
Other assets	1,576,693
Total Assets	$15,217,695

Liabilities
Deposits:
Interest-bearing demand	$4,398,565	1,752	0.16%
Savings	1,575,775	172	0.04%
Certificates and other time	2,653,535	5,533	0.83%
Customer repurchase agreements	772,812	413	0.21%
Other short-term borrowings	723,049	1,046	0.57%
Long-term borrowings	480,924	2,031	1.68%
Total Interest Bearing Liabilities (13)	10,604,660	10,947	0.41%
Non-interest bearing demand deposits	2,524,568
Other liabilities	160,740
Total Liabilities	13,289,968
Stockholders' equity	1,927,727
Total Liabilities and Stockholders' Equity	$15,217,695

Net Interest Earning Assets	$2,794,043

Net Interest Income (FTE)		122,409
Tax Equivalent Adjustment		(1,790)
Net Interest Income		$120,619

Net Interest Spread			3.55%
Net Interest Margin (13)			3.63%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2015			2014
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$75,622	$90	0.16%	$48,743	$70	0.19%
Taxable investment securities (12)	2,847,290	43,257	2.03%	2,529,140	39,739	2.10%
Non-taxable investment securities (13)	192,345	7,024	4.87%	153,456	6,072	5.28%
Residential mortgage loans held for sale	7,298	256	4.68%	3,636	287	10.53%
Loans and leases (13) (14)	11,528,230	360,925	4.19%	10,119,645	332,921	4.40%
Total Interest Earning Assets (13)	14,650,785	411,552	3.75%	12,854,620	379,089	3.94%
Cash and due from banks	195,583			184,184
Allowance for loan losses	(131,465)			(114,576)
Premises and equipment	166,572			162,526
Other assets	1,566,238			1,547,022
Total Assets	$16,447,713			$14,633,776

Liabilities
Deposits:
Interest-bearing demand	$4,889,508	6,082	0.17%	$4,267,539	4,932	0.15%
Savings	1,697,732	563	0.04%	1,548,791	526	0.05%
Certificates and other time	2,584,719	16,388	0.85%	2,694,813	16,609	0.82%
Customer repurchase agreements	594,613	961	0.21%	799,470	1,315	0.22%
Other short-term borrowings	1,164,587	4,387	0.50%	556,347	2,696	0.65%
Long-term borrowings	542,091	6,744	1.66%	367,579	5,172	1.88%
Total Interest Bearing Liabilities (13)	11,473,250	35,125	0.41%	10,234,539	31,250	0.41%
Non-interest bearing demand deposits	2,768,012			2,375,062
Other liabilities	143,521			147,789
Total Liabilities	14,384,783			12,757,390
Stockholders' equity	2,062,930			1,886,386
Total Liabilities and Stockholders' Equity	$16,447,713			$14,643,776

Net Interest Earning Assets	$3,177,535			$2,620,081

Net Interest Income (FTE)		376,427			347,839
Tax Equivalent Adjustment		(5,538)			(5,203)
Net Interest Income		$370,889			$342,636

Net Interest Spread			3.34%			3.53%
Net Interest Margin (13)			3.43%			3.62%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES
We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding
F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B.
Corporation's reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2015		2014
	Third	Second	Third
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$158,907	$160,966	$140,408
Amortization of intangibles, net of tax (annualized)	5,246	5,212	6,332
	164,153	166,178	146,740

Average total shareholders' equity	2,082,043	2,066,024	1,927,727
Less: Average intangibles	(869,110)	(868,133)	(849,902)
	1,212,933	1,197,891	1,077,825

Return on average tangible equity (2)	13.53%	13.87%	13.61%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$150,932	$152,903	$132,437
Amortization of intangibles, net of tax (annualized)	5,246	5,212	6,332
	156,178	158,115	138,769

Average total stockholders' equity	2,082,043	2,066,024	1,927,727
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: Average intangibles	(869,110)	(868,133)	(849,902)
	1,106,051	1,091,009	970,943

Return on average tangible common equity (2)	14.12%	14.49%	14.29%

Return on average tangible assets (3):
Net income (annualized)	$158,907	$160,966	$140,408
Amortization of intangibles, net of tax (annualized)	5,246	5,212	6,332
	164,153	166,178	146,740

Average total assets	16,732,310	16,457,166	15,217,695
Less: Average intangibles	(869,110)	(868,133)	(849,902)
	15,863,200	15,589,033	14,367,793

Return on average tangible assets (3)	1.03%	1.07%	1.02%

Tangible book value per share:
Total shareholders' equity	$2,094,749	$2,065,771	$2,005,133
Less: preferred shareholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(873,102)	(869,052)	(872,479)
	1,114,765	1,089,837	1,025,772

Ending shares outstanding	175,363,439	175,286,980	173,495,767

Tangible book value per share	$6.36	$6.22	$5.91

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,
	2015	2014
Return on average tangible equity (2):
Net income (annualized)	$161,144	$140,045
Amortization of intangibles, net of tax (annualized)	5,343	6,256
	166,487	146,301

Average total shareholders' equity	2,062,930	1,886,386
Less: Average intangibles	(868,843)	(841,770)
	1,194,087	1,044,616

Return on average tangible equity (2)	13.94%	14.01%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$153,082	$131,565
Amortization of intangibles, net of tax (annualized)	5,343	6,256
	158,425	137,821

Average total stockholders' equity	2,062,930	1,886,386
Less: Average preferred stockholders' equity	(106,882)	(106,882)
Less: Average intangibles	(868,843)	(841,770)
	1,087,205	937,734

Return on average tangible common equity (2)	14.57%	14.70%

Return on average tangible assets (3):
Net income (annualized)	$161,144	$140,045
Amortization of intangibles, net of tax (annualized)	5,343	6,256
	166,487	146,301

Average total assets	16,447,713	14,643,776
Less: Average intangibles	(868,843)	(841,770)
	15,578,870	13,802,007

Return on average tangible assets (3)	1.07%	1.06%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2015		2014
	Third	Second	Third
	Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total shareholders' equity	$2,094,749	$2,065,771	$2,005,133
Less: intangibles	(873,102)	(869,052)	(872,479)
	1,221,647	1,196,719	1,132,654

Total assets	16,836,073	16,598,601	15,757,045
Less: intangibles	(873,102)	(869,052)	(872,479)
	15,962,971	15,729,549	14,884,566

Tangible equity / tangible assets (period end)	7.65%	7.61%	7.61%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$2,094,749	$2,065,771	$2,005,133
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(873,102)	(869,052)	(872,479)
	1,114,765	1,089,837	1,025,772

Total assets	16,836,073	16,598,601	15,757,045
Less: intangibles	(873,102)	(869,052)	(872,479)
	15,962,971	15,729,549	14,884,566

Tangible equity / tangible assets (period end)	6.98%	6.93%	6.89%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)

The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense and merger, acquisition and severance costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains.

(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Does not include loans acquired at fair value ("acquired portfolio").
(8)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(9)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(10)

"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

(11)	Represents contractual balances.
(12)	The average balances and yields earned on taxable investment securities are based on historical cost.
(13)

The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.  The yields on earning assets and the net interest margin are presented on an FTE and annualized basis.  The rates paid on interest-bearing liabilities are also presented on an annualized basis.

(14)

Average balances for loans include non-accrual loans.  Loans and leases consist of average total loans and leases less average unearned income.  The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), Lazzaro@fnb-corp.com, Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), Reel@fnb-corp.com